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                                    EXHIBIT 23.3

                               [BAIRD HOLM LETTERHEAD]

                               ________________, 1999

Spectrum Bancorporation, Inc.
10834 Old Mill Road, Suite One
Omaha, Nebraska 68154-2648

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 filed by Spectrum Bancorporation, Inc. (the "Company") and Spectrum Capital Trust I ("Spectrum Capital") with the Securities and Exchange Commission on or about __________, 1999 relating to a public offering by Spectrum Capital of up to $_____________ and _____% Cumulative Preferred Securities (the "Preferred Securities"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa.

2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

Capitalized terms used herein shall have the definitions given to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                       Respectfully Submitted,


                                       BAIRD, HOLM, McEACHEN,
                                       PEDERSEN, HAMANN & STRASHEIM